Exhibit 99.1

Enerpac Tool Group Reports Fourth Quarter 2019 Results

Fourth Quarter 2019 Highlights*

  Net sales from continuing operations were $158 million for the quarter.  Core sales decreased 3% on a year-over-year basis resulting from planned strategic exits as well as softening in certain markets and geographies.  Foreign currency decreased net sales an additional 2%.
  GAAP operating margin from continuing operations was 5.1% for the quarter versus 11.7% in the fourth quarter 2018.  Adjusted operating margin from continuing operations was flat year-over-year at 12.1%.
  Adjusted EBITDA margin from continuing operations was 14.8% in the fourth quarter of 2019 compared to 15.3% in the comparable prior year period.
  GAAP diluted earnings (loss) per share (“EPS”) from continuing operations was ($0.01) in the fourth quarter of fiscal 2019, versus $0.18 in the comparable period in 2018.  Adjusted EPS from continuing operations was $0.21, in both the fourth quarter of fiscal 2019 and 2018.
  Repurchased approximately one million shares of common stock for approximately $22 million and reduced debt in the quarter approximately $15 million, consistent with capital allocation priorities.
  Continued reduction in year-over-year leverage (Net Debt to Adjusted EBITDA), achieving 1.7x at the end of fourth quarter 2019, down from 1.9x at the end of fourth quarter 2018.
  Earlier in the quarter, announced the signing of a definitive agreement with One Rock Capital Partners to sell the Engineered Components & Systems (“EC&S”) segment (excluding Cortland U.S.), which is reflected as discontinued operations.  Continue to expect a calendar 2019 fourth quarter close.

  *This news release contains financial measures in accordance with US Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the GAAP to non-GAAP financial measures can be found in the tables accompanying this release.

MILWAUKEE--(BUSINESS WIRE)--September 26, 2019--Enerpac Tool Group, which is the doing business name of Actuant Corporation, (NYSE: ATU) (the “Company”) today announced results for its fiscal 2019 fourth quarter ended August 31, 2019.

“Fiscal 2019 has been a year of transformation for our organization with the announcement of the EC&S divestiture, which is instrumental in advancing our strategy as a pure play industrial tools and services company, and the recent launch of our new business name, Enerpac Tool Group. As planned, our portfolio optimization continued as we exited certain unprofitable parts of the service business in the quarter, which we expect will result in incremental profitability. We also continued to execute on our capital allocation strategy in the quarter, as demonstrated by our share repurchases and additional debt reduction, while ensuring we retain the balance sheet flexibility to support organic growth and acquisition opportunities,” commented Randy Baker, Enerpac Tool Group’s President and CEO.

Mr. Baker continued, “Consistent with most global industrial economic indicators, we saw a softening top line in the fourth quarter which caused our results to be below expectations. We believe the strategic growth and cost actions we are taking position us well for the future despite moderating market conditions.”

Consolidated Results from Continuing Operations
(US$ in millions)
	Three Months Ended August 31		Twelve Months Ended August 31
	2019	2018	2019	2018
Net Sales	$158.3	$166.5	$654.8	$641.3
Net (Loss) Income	($0.6)	$11.3	$8.1	$4.7
(Loss) Earnings Per Share	($0.01)	$0.18	$0.13	$0.08
Adjusted Earnings Per Share	$0.21	$0.21	$0.73	$0.49

  Consolidated net sales from continuing operations for the fourth quarter were $158.3 million, compared to $166.5 million in the prior year fourth quarter. Core sales declined 3% year-over-year, while foreign currency rate changes decreased net sales by 2%.
  Consolidated net sales from continuing operations for the twelve months ended August 31, 2019 were $654.8 million, compared to $641.3 million in the prior year period. Core sales improved 4% year-over-year while foreign currency rates decreased net sales by 2%.
  Fiscal 2019 fourth quarter net loss and EPS from continuing operations were ($0.6) million and a loss of ($0.01), respectively, compared to net income and EPS from continuing operations of $11.3 million and $0.18, respectively, in the fourth quarter of fiscal 2018. Fiscal 2019 fourth quarter earnings from continuing operations included:
    Impairment and other divestiture charges of $6.2 million ($4.3 million, or $0.07 per share after tax);
    Restructuring and other exit charges of $4.8 million ($6.3 million, or $0.10 per share after tax), related to the planned exits of certain unprofitable service offerings; and
    $2.7 million ($0.05 per share) of charges primarily related to an adjustment to the original provision for U.S. tax reform.
  Fiscal 2018 fourth quarter earnings from continuing operations included restructuring charges of $0.7 million ($0.2 million or $0.01 per share, after tax), a $0.6 million or $0.01 per share benefit related to the impact of the U.S. tax reform and a $0.8 million charge ($0.6 million or $0.01 per share, after tax) associated with the acceleration of debt issuance costs resulting from the intentional reduction in the borrowing capacity under our credit facility.
  Net income from continuing operations and EPS from continuing operations for the twelve month period ended August 31, 2019 were $8.1 million and $0.13, respectively, compared to a net income from continuing operations and EPS from continuing operations of $4.7 million and $0.08, respectively, in the comparable prior year period.
  Excluding impairment, other divestiture, restructuring and other exit charges, adjusted EPS from continuing operations was $0.21 for the fourth quarter of both fiscal 2019 and 2018 and $0.73 and $0.49 for the twelve months ended August 31, 2019 and 2018, respectively.

Industrial Tools & Services (“IT&S”)
(US$ in millions)
	Three Months Ended August 31		Twelve Months Ended August 31
	2019	2018	2019	2018
Sales	$144.6	$153.4	$609.5	$591.1
Operating Profit	$13.6	$28.0	$101.4	$99.4
Adjusted Op Profit (1)	$27.3	$28.8	$116.2	$103.7
Adjusted Op Profit % (1)	18.8%	18.8%	19.1%	17.5%

(1) Excludes $4.8 million and $6.0 million of restructuring and other exit charges in the three and twelve months ended August 31, 2019, respectively, along with $8.8 million of impairment charges in the fourth quarter and twelve months ended August 31, 2019. Excludes $0.8 million and $4.3 million of restructuring charges in the three and twelve months ended August 31, 2018, respectively.

  Fourth quarter fiscal 2019 net sales were $144.6 million, 6% lower than the prior year’s fiscal fourth quarter. Core sales decreased 4% and the impact of foreign currency exchange rates decreased net sales by 2% year-over-year.
  The decrease in revenue is attributable to the intentional exit of certain unprofitable portions of the business along with global economic uncertainty that created additional headwinds, which were most pronounced in Europe.
  Adjusted operating profit margin of 18.8% in the quarter was flat year-over-year due to decreased sales volume offset by continued product margin expansion and lower incentive compensation expense.

Corporate Expenses and Income Taxes (excluding one-time tax items)

  Corporate expenses from continuing operations for the fourth quarter of fiscal 2019 were $9.7 million, $0.6 million higher than the comparable prior year period, primarily resulting from higher insurance costs. Corporate costs included $3.3 million and $3.8 million of costs previously allocated to the EC&S segment in the fourth quarters of fiscal 2019 and 2018, respectively.
  The fourth quarter effective income tax rate from continuing operations of approximately (5%) was lower than the prior year rate of 0.5%.

Discontinued Operations

Discontinued operations represent the operating results for the EC&S segment, excluding Cortland U.S. and the previously divested Viking business, for all periods presented. The fourth quarter of fiscal 2019 includes a $265 million non-cash, after-tax impairment charge reflecting both the write-down of the net assets held for sale to their net realizable value and the reserve of the accumulation of currency translation losses associated with the EC&S businesses being divested.

Balance Sheet and Leverage
(US$ in millions)
	Period Ended
	August 31, 2019	May 31, 2019	August 31, 2018
Cash Balance	$211.2	$201.3	$250.5
Debt Balance	$460.4	$475.2	$532.7
Net Debt to Adjusted EBITDA**	1.7	1.8	1.9

Net debt at August 31, 2019 was approximately $249 million (total debt of $460 million less $211 million of cash), which decreased approximately $33 million from the end of fiscal 2018. Net Debt to Adjusted EBITDA was 1.7x at August 31, 2019.

**Adjusted EBITDA is calculated for the twelve months then ended.

Outlook

Mr. Baker said, “With our transformation to Enerpac Tool Group we are creating a very high quality company with market leading products, top tier margins and a commitment to growth. In fiscal 2020, we will continue to focus on our growth initiatives, building on our premier Enerpac brand. We will also continue taking strategic actions to exit low margin product lines, and have already completed one small product line divestiture in fiscal 2020 and expect to complete another by the end of the first quarter. We expect these actions will provide significant improvement to our bottom line. While our fiscal 2020 outlook reflects our cautious view of the year given current economic uncertainty in our end-markets, we are confident in the decisive actions we are taking and our ability to execute on our strategy to create shareholder value.”

The company provides the following outlook for continuing operations for fiscal 2020***:

Sales range of $575 to $600 million which assumes:

  Strategic exits (including product line divestitures and service restructuring) of approximately $55 million;
  Foreign currency impact from stronger dollar of approximately $7 million; and
  New product development and other commercial actions partially offset by a tepid market environment.

EBITDA range of $94 to $104 million, which is an approximate 17% EBITDA margin and greater than a 200bp improvement from fiscal year 2019, which assumes:

  Benefit from strategic exits and approximately $9 million reduction of corporate overhead costs previously allocated to the EC&S segment
  Partially offset by certain expenses to be incurred in the year as well as the impact of the stronger dollar

EPS range of $0.68 to $0.81/share
Full year free cash flow of $50 to $75 million

For the first quarter 2020, we expect:

  Net sales: $135 to $144 million;
  Adjusted EBITDA: $17.5 to $20.5 million; and
  Adjusted EPS: $0.08 to $0.12.

All guidance excludes restructuring, impairment and divestiture charges, one-time tax adjustments and the impact of potential future acquisitions, dispositions, share repurchases and tariffs.

***See the Fourth Quarter Earnings presentation included on the Company’s website for further details on fiscal 2020 guidance

EC&S Divestiture Process

As previously announced, the Company signed a definitive agreement with One Rock Capital Partners in July 2019 to sell the EC&S segment and continues to expect to close the transaction in the fourth quarter of calendar 2019.

Conference Call Information

An investor conference call is scheduled for 10am CT today, September 26, 2019. Webcast information and conference call materials are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, Enerpac Tool Group’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See Actuant Corporation’s Form 10-K for the fiscal year ended August 31, 2018 filed with the Securities and Exchange Commission for further information regarding risk factors. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. They include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted EPS from continuing operations, adjusted operating profit from continuing operations, free cash flow and net debt. This press release includes reconciliations of these non-GAAP measures to the most comparable GAAP measure, including in the tables attached to this press release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the factors management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group is a premier industrial tools and services company serving a broad and diverse set of customers in more than 90 countries. The Company’s businesses are global leaders in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group will trade on the NYSE under the symbol EPAC beginning on October 7, 2019. Until then, our NYSE symbol is ATU. Although the Company has adopted the business name “Enerpac Tool Group” its legal corporate name continues to be Actuant Corporation pending amendment to its corporate organizational documents, which is subject to shareholder approval. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	August 31,	August 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$211,151	$250,490
Accounts receivable, net	125,883	123,261
Inventories, net	77,187	72,020
Assets from discontinued operations	285,578	571,157
Other current assets	30,526	32,530
Total current assets	730,325	1,049,458

Property, plant and equipment, net	56,729	54,974
Goodwill	260,415	280,132
Other intangible assets, net	52,375	71,657
Other long-term assets	24,430	25,115

Total assets	$1,124,274	$1,481,336

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$76,914	$69,584
Accrued compensation and benefits	26,421	35,992
Current maturities of debt	7,500	30,000
Income taxes payable	4,838	4,091
Liabilities from discontinued operations	143,763	160,573
Other current liabilities	40,965	53,768
Total current liabilities	300,401	354,008

Long-term debt, net	452,945	502,695
Deferred income taxes	1,564	68
Pension and postretirement benefit liabilities	20,213	13,957
Other long-term liabilities	47,972	51,896
Total liabilities	823,095	922,624

Shareholders' equity
Capital stock	16,384	16,285
Additional paid-in capital	181,213	167,448
Treasury stock	(640,212)	(617,731)
Retained earnings	915,466	1,166,955
Accumulated other comprehensive loss	(171,672)	(174,245)
Stock held in trust	(3,070)	(2,450)
Deferred compensation liability	3,070	2,450
Total shareholders' equity	301,179	558,712

Total liabilities and shareholders' equity	$1,124,274	$1,481,336

Actuant Corporation
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2019	2018	2019	2018
Net sales	$158,324	$166,468	$654,758	$641,303
Cost of products sold	89,254	93,108	362,106	358,019
Gross profit	69,070	73,360	292,652	283,284

Selling, administrative and engineering expenses	49,866	50,881	209,231	210,256
Amortization of intangible assets	1,933	2,343	8,922	9,280
Restructuring charges	3,025	742	4,156	10,555
Impairment & divestiture charges	6,227	-	22,827	2,987
Operating profit	8,019	19,394	47,516	50,206

Financing costs, net	6,563	8,417	28,163	30,872
Other expense (income), net	394	(252)	629	138
Income before income tax expense (benefit)	1,062	11,229	18,724	19,196

Income tax expense (benefit)	1,626	(99)	10,657	14,450
(Loss) earnings from continuing operations	(564)	11,328	8,067	4,746
Loss from discontinued operations, net of income taxes	(266,300)	(48,992)	(257,212)	(26,394)
Net loss	$(266,864)	$(37,664)	$(249,145)	$(21,648)

(Loss) earnings from continuing operations per share
Basic	$(0.01)	$0.19	$0.13	$0.08
Diluted	(0.01)	0.18	0.13	0.08

Loss from discontinued operations
Basic	$(4.37)	$(0.80)	$(4.21)	$(0.44)
Diluted	(4.37)	(0.80)	(4.18)	(0.43)

Loss per share
Basic	$(4.38)	$(0.62)	$(4.07)	$(0.36)
Diluted	(4.38)	(0.61)	(4.04)	(0.35)

Weighted average common shares outstanding
Basic	60,907	60,893	61,151	60,441
Diluted	60,907	61,561	61,607	61,028

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	August 31,	August 31,
	2019	2018
Operating Activities
Cash provided by operating activities	$53,845	$106,093

Investing Activities
Capital expenditures	(26,755)	(20,870)
Proceeds from sale of property, plant and equipment	1,642	153
Rental asset buyout for Viking divestiture	-	(27,718)
Proceeds from sale of business, net of transaction costs	36,159	8,902
Cash paid for business acquisitions, net of cash acquired	-	(23,218)
Cash provided by (used in) investing activities	11,046	(62,751)

Financing Activities
Payment for redemption of term loan	(200,000)	-
Proceeds from issuance of term loan	200,000	-
Principal repayments on term loan	(72,500)	(30,000)
Purchase of treasury shares	(22,481)	-
Taxes paid related to the net share settlement of equity awards	(1,872)	(1,284)
Stock option exercises & other	1,900	15,681
Payment of cash dividend	(2,439)	(2,390)
Payment of debt issuance costs	(2,125)	-
Cash used in financing activities	(99,517)	(17,993)

Effect of exchange rate changes on cash	(4,713)	(4,430)
Net (decrease) increase in cash and cash equivalents	(39,339)	20,919
Cash and cash equivalents - beginning of period	250,490	229,571
Cash and cash equivalents - end of period	$211,151	$250,490

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)

	FISCAL 2018					FISCAL 2019
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL TOOLS & SERVICES SEGMENT	$141,991	$136,986	$158,735	$153,373	$591,085	$148,655	$149,521	$166,732	$144,607	$609,515
OTHER	13,776	11,615	11,731	13,095	50,218	9,896	10,267	11,363	13,717	45,243
TOTAL	$155,767	$148,601	$170,466	$166,468	$641,303	$158,551	$159,788	$178,095	$158,324	$654,758

% SALES GROWTH
INDUSTRIAL TOOLS & SERVICES SEGMENT	2%	5%	8%	12%	7%	5%	9%	5%	-6%	3%
OTHER	-12%	-30%	-27%	-17%	-22%	-28%	-12%	-3%	5%	-10%
TOTAL	1%	1%	4%	9%	4%	2%	8%	4%	-5%	2%

OPERATING PROFIT (LOSS)
INDUSTRIAL TOOLS & SERVICES SEGMENT	$22,218	$20,510	$32,206	$28,783	$103,718	$26,345	$26,596	$35,992	$27,252	$116,185
OTHER	(864)	123	189	443	(109)	(484)	1,091	1,787	1,515	3,910
CORPORATE / GENERAL	(9,421)	(8,503)	(11,995)	(9,090)	(39,012)	(10,967)	(11,659)	(9,481)	(9,679)	(41,787)
ADJUSTED OPERATING PROFIT	$11,933	$12,130	$20,400	$20,136	$64,597	$14,894	$16,028	$28,298	$19,088	$78,308
IMPAIRMENT & DIVESTITURE CHARGES	-	(2,987)	-	-	(2,987)	(23,477)	(6,112)	12,988	(6,227)	(22,827)
RESTRUCTURING & OTHER EXIT CHARGES (1)	(6,331)	(3,527)	(805)	(742)	(11,404)	29	(46)	(1,115)	(4,842)	(5,973)
DEBT MODIFICATION COSTS	-	-	-	-	-	-	-	(288)	-	(288)
DEPRECIATION & AMORTIZATION TRUE UP (2)	-	-	-	-	-	-	-	(1,704)	-	(1,704)
OPERATING PROFIT (LOSS)	$5,602	$5,616	$19,595	$19,394	$50,206	$(8,554)	$9,870	$38,179	$8,019	$47,516

ADJUSTED OPERATING PROFIT %
INDUSTRIAL TOOLS & SERVICES SEGMENT	15.6%	15.0%	20.3%	18.8%	17.5%	17.7%	17.8%	21.6%	18.8%	19.1%
OTHER	-6.3%	1.1%	1.6%	3.4%	-0.2%	-4.9%	10.6%	15.7%	11.0%	8.6%
ADJUSTED OPERATING PROFIT %	7.7%	8.2%	12.0%	12.1%	10.1%	9.4%	10.0%	15.9%	12.1%	12.0%

EBITDA
INDUSTRIAL TOOLS & SERVICES SEGMENT	$25,567	$24,594	$36,394	$32,763	$119,318	$30,038	$30,153	$40,015	$29,964	$130,171
OTHER	(111)	826	985	1,250	2,951	337	1,087	1,786	2,395	5,605
CORPORATE / GENERAL	(8,906)	(8,964)	(11,067)	(8,466)	(37,405)	(10,930)	(11,422)	(8,311)	(8,919)	(39,584)
ADJUSTED EBITDA	$16,550	$16,456	$26,312	$25,547	$84,864	$19,445	$19,818	$33,490	$23,440	$96,192
IMPAIRMENT & DIVESTITURE CHARGES	-	(2,987)	-	-	(2,987)	(23,477)	(6,112)	12,988	(6,227)	(22,827)
RESTRUCTURING & OTHER EXIT CHARGES (1)	(6,331)	(3,527)	(805)	(742)	(11,404)	29	(46)	(1,115)	(4,842)	(5,973)
DEBT MODIFICATION COSTS	-	-	-	-	-	-	-	(288)	-	(288)
EBITDA	$10,219	$9,942	$25,507	$24,805	$70,473	$(4,003)	$13,660	$45,075	$12,371	$67,104

ADJUSTED EBITDA %
INDUSTRIAL TOOLS & SERVICES SEGMENT	18.0%	18.0%	22.9%	21.4%	20.2%	20.2%	20.2%	24.0%	20.7%	21.4%
OTHER	-0.8%	7.1%	8.4%	9.5%	5.9%	3.4%	10.6%	15.7%	17.5%	12.4%
ADJUSTED EBITDA %	10.6%	11.1%	15.4%	15.3%	13.2%	12.3%	12.4%	18.8%	14.8%	14.7%

Notes:

(1) Approximately $1.8 million of the Q4 fiscal 2019 and $0.8 million of the Q2 fiscal 2018 restructuring & exit charges were recorded in cost of products sold. De minimis restructuring charges were also recorded in cost of products sold in Q3 fiscal 2018.

(2) Represents the depreciation and amortization expense true up for the Cortland business assets that were reclassified out of held for sale in Q3 fiscal 2019, as though the assets had never been classified as held for sale.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2018					FISCAL 2019
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
ADJUSTED EARNINGS (1)
NET EARNINGS (LOSS) (GAAP MEASURE)	$5,226	$(18,221)	$29,012	$(37,664)	$(21,648)	$(17,452)	$2,753	$32,418	$(266,864)	$(249,145)
DISCONTINUED OPERATIONS, NET OF INCOME TAX	8,066	3,347	11,185	(48,992)	(26,394)	(1,029)	4,557	5,560	(266,300)	(257,212)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(2,840)	$(21,568)	$17,827	$11,328	$4,746	$(16,423)	$(1,804)	$26,858	$(564)	$8,067
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	-	12,385	-	-	12,385	23,477	6,112	(13,001)	4,343	20,930
RESTRUCTURING & OTHER EXIT CHARGES, NET OF TAX EFFECT	6,443	3,284	(850)	237	9,113	(90)	(148)	(766)	6,262	5,257
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	-	601	601	-	-	358	-	358
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	-	-	-	-	-	1,302	-	1,302
OTHER INCOME TAX EXPENSE (BENEFIT)	-	9,297	(6,719)	564	3,142	-	3,160	3,076	2,709	8,945
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$3,603	$3,398	$10,258	$12,730	$29,987	$6,964	$7,320	$17,827	$12,750	$44,859

ADJUSTED DILUTED EARNINGS PER SHARE (1)
NET EARNINGS (LOSS) (GAAP MEASURE)	$0.09	$(0.30)	$0.48	$(0.61)	$(0.35)	$(0.29)	$0.04	$0.52	$(4.38)	$(4.04)
DISCONTINUED OPERATIONS, NET OF INCOME TAX	0.13	0.06	0.18	(0.80)	(0.43)	(0.02)	0.07	0.09	(4.37)	(4.18)
EARNINGS FROM CONTINUING OPERATIONS	$(0.05)	$(0.36)	$0.29	$0.18	$0.08	$(0.27)	$(0.03)	$0.43	$(0.01)	$0.13
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	-	0.21	-	-	0.20	0.38	0.10	(0.21)	0.07	0.34
RESTRUCTURING & OTHER EXIT CHARGES, NET OF TAX EFFECT	0.11	0.06	(0.01)	0.01	0.15	-	-	(0.01)	0.10	0.09
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	-	0.01	0.01	-	-	0.01	-	0.01
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	-	-	-	-	-	0.02	-	0.02
OTHER INCOME TAX EXPENSE (BENEFIT)	-	0.15	(0.11)	0.01	0.05	-	0.05	0.05	0.05	0.14
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.06	$0.06	$0.17	$0.21	$0.49	$0.11	$0.12	$0.29	$0.21	$0.73

ADJUSTED EBITDA CONTINUING OPERATIONS (2)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(2,840)	$(21,568)	$17,827	$11,328	$4,746	$(16,423)	$(1,804)	$26,858	$(564)	$8,067
FINANCING COSTS, NET	7,356	7,462	7,636	8,417	30,872	7,298	7,157	7,146	6,563	28,163
INCOME TAX EXPENSE (BENEFIT)	763	18,956	(5,170)	(99)	14,450	66	4,002	4,962	1,626	10,657
DEPRECIATION & AMORTIZATION	4,940	5,092	5,214	5,159	20,405	5,056	4,305	6,109	4,746	20,217
EBITDA	$10,219	$9,942	$25,507	$24,805	$70,473	$(4,003)	$13,660	$45,075	$12,371	$67,104
IMPAIRMENT & OTHER DIVESTITURE CHARGES	-	2,987	-	-	2,987	23,477	6,112	(12,988)	6,227	22,827
RESTRUCTURING & OTHER EXIT CHARGES	6,331	3,527	805	742	11,404	(29)	46	1,115	4,842	5,973
DEBT MODIFICATION COSTS	-	-	-	-	-	-	-	288	-	288
ADJUSTED EBITDA	$16,550	$16,456	$26,312	$25,547	$84,864	$19,445	$19,818	$33,490	$23,440	$96,192
FOOTNOTES
Note: The total of the individual quarters may not equal the annual or year-to-date total due to rounding. The continuing operations and discontinued operations earning (loss) per share may not equal total earning (loss) per share due to rounding.

(1)	Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings (loss) and diluted earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon generally accepted accounting principles (GAAP) and should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding and the impact of share dilution on the calculation of the net loss per share and discontinued operations per share.

(2)	EBITDA represents net earnings (loss) from continuing operations before financing costs, net, income tax (benefit) expense, and depreciation & amortization. EBITDA is not a calculation based upon GAAP. The amounts included in the EBITDA and Adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. Actuant has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(Dollars in millions, except for per share amounts)

	Q1 FISCAL 2020		FISCAL 2020
	LOW	HIGH	LOW	HIGH
RECONCILIATION OF CONTINUING OPERATIONS GAAP DILUTED EARNINGS
PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
GAAP DILUTED EARNINGS PER SHARE	$(0.02)	$0.07	$0.39	$0.65
IMPAIRMENT & OTHER DIVESTITURE CHARGES, NET OF TAX EFFECT	TBD	TBD	TBD	TBD
RESTRUCTURING CHARGES, NET OF TAX EFFECT	0.10	0.05	0.29	0.16
OTHER INCOME TAX (BENEFIT) EXPENSE	TBD	TBD	TBD	TBD
ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE	$0.08	$0.12	$0.68	$0.81

RECONCILIATION OF CONTINUED OPERATIONS GAAP OPERATING PROFIT
TO ADJUSTED EBITDA
GAAP OPERATING PROFIT	$5.0	$12.0	$43	$63
RESTRUCTURING CHARGES	8.0	4.0	22	12
ADJUSTED OPERATING PROFIT	$13.0	$16.0	$65	$75
OTHER EXPENSE (INCOME), NET	(0.5)	(0.5)	8	8
DEPRECIATION & AMORTIZATION	5.0	5.0	21	21
ADJUSTED EBITDA	$17.5	$20.5	$94	$104

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
CASH FLOW FROM OPERATIONS			$62	$85
CAPITAL EXPENDITURES			(12)	(10)
OTHER			-	-
FREE CASH FLOW GUIDANCE			$50	$75

FOOTNOTES
NOTE:	Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contacts

Barb Bolens
VP Corporate Strategy and IR
262.293.1562